UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 18, 2013

Commercial Vehicle Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34365	41-1990662
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7800 Walton Parkway, New Albany, Ohio	43054
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 614-289-5360

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

On September 18, 2013, Chad Utrup resigned as the Chief Financial Officer of Commercial Vehicle Group, Inc. (the “Company”). Mr. Utrup will leave the Company effective November 1, 2013 to pursue an outside opportunity.

In connection with Mr. Utrup’s resignation, the Compensation Committee of the Board of Directors agreed to cause all of Mr. Utrup’s outstanding shares of restricted stock to vest on or prior to the date of his departure, including 31,006 shares of restricted stock that are scheduled to vest on October 20, 2013 and 27,510 shares of restricted stock that were scheduled to vest after 2013, in exchange for his long time service to the Company and his assistance with an orderly transition of his responsibilities.

A copy of the press release announcing these changes is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press release dated September 19, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Commercial Vehicle Group, Inc.

September 19, 2013	By:	/s/ Richard P. Lavin

Name: Richard P. Lavin
Title: President and Chief Executive Officer